UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 5, 2014
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
2560 Junction Avenue, San Jose, California 95134 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 5, 2014, the United States District Court for the Northern District of California (the “Court”) entered an order providing for preliminary approval of a settlement (the “Settlement”) in connection with the consolidated shareholder derivative action captioned In re Oclaro, Inc. Derivative Litigation, Case No. 11-cv-03176 EMC, and a parallel consolidated shareholder derivative action pending in the Superior Court for the State of California for the County of Santa Clara.  In its order, the Court also approved the form of notice relating to the Settlement, and set a hearing date of July 31, 2014 at 1:30 p.m. to consider whether to grant final approval of the Settlement.
As required by the Court’s order, a copy of the Notice of Proposed Settlement (the "Notice") is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Notice can also be viewed on Oclaro, Inc.’s website (www.oclaro.com) in the investor relations section (http://investor.oclaro.com).   The procedure for filing a stockholder objection to the settlement is set forth in the Notice, and any description of the Notice set forth herein is qualified in its entirety by the attached exhibit.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

99.1          Notice of Proposed Settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: May 14, 2014	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT LIST

Exhibit No.    Description

99.1          Notice of Proposed Settlement.